Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 25, 2022, with respect to the consolidated financial statements and financial statement schedule II of California Resources Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
Los Angeles, California
May 6, 2022